As filed with the Securities and Exchange Commission on November 26, 2008

File Nos. 333-155649 and 333-155649-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Manulife Financial Corporation	(Exact name of each Registrant as specified in its charter)	John Hancock Life Insurance Company
________________________________		________________________________

Canada	(State or other jurisdiction of incorporation or organization)	Massachusetts

98-0361647	(I.R.S. Employer Identification No.)	04-1414660

200 Bloor Street East Toronto, Ontario, Canada M4W 1E5 (416) 926-3000	(Address and telephone number of each Registrant’s principal executive offices)	601 Congress Street Boston, Massachusetts 02210 (617) 663-3000

Richard A. Lococo, Esq. Manulife Financial Corporation 200 Bloor Street East Toronto, Ontario, Canada M4W 1E5 (416) 926-3000	(Name, address and telephone number of agent for service)	Scott A. Lively, Esq. John Hancock Life Insurance Company 601 Congress Street Boston, Massachusetts 02210 (617) 663-3000

Copies to:

Andrew J. Beck, Esq. Torys LLP 237 Park Avenue New York, NY 10017 (212) 880-6000	William M. Rustum, Esq. Andrew L. Fabens, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000	Michael L. Fantozzi, Esq. R. Mark Chamberlin, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Information I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per security (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
John Hancock Life Insurance Company SignatureNotesSM	$1,985,782,000	100%	100%	(3)
Subordinated guarantees of John Hancock Life Insurance Company SignatureNotesSM (4)				None

(1)

An indeterminate number or amount of John Hancock Life Insurance Company SignatureNotesSM that may from time to time be issued at indeterminate prices, in U.S. dollars. In no event will the aggregate maximum offering price of all SignatureNotes SM issued pursuant to this Registration Statement exceed $1,985,782,000, or if any SignatureNotesSM are issued with an original issue discount, such greater amount as shall result in an aggregate offering price not to exceed $1,985,782,000.

(2)	Estimated solely for the purpose of determining the amount of the registration fee.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder represent all of the unsold securities previously registered on such issuers’ Registration Statement on Form F-3 (File Nos. 333-124223 and 333-124223-01), filed on April 21, 2005 (the “Prior Registration Statement”). In connection with such Prior Registration Statement, the issuers paid a filing fee of $235,400 with respect to such unsold securities. The filing fee paid in connection with such Prior Registration Statement shall continue to apply to the unsold securities and no additional filing fee in respect to such unsold securities is due hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the subordinated guarantees is payable.

(4)	The subordinated guarantees issued by Manulife Financial Corporation being registered hereon are being sold without separate consideration.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Pre-Effective Amendment No. 1 is to amend the fee table of the previously filed Registration Statement to conform to the “Filing Guidance for Companies Replacing Expiring Shelf Registration Statements in Accordance with Securities Act Rules 415(a)(5) and (6)” issued by the Securities and Exchange Commission on November 21, 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of directors and officers.

Manulife Financial Corporation

Under the Insurance Companies Act (Canada), a company may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, the company may indemnify a director or officer, a former director or officer or a person who acts or acted at the company’s request as a director or officer of, or in a similar capacity for another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the company or other entity, if:

(1) that person acted honestly and in good faith with a view to the best interests, as the case may be, of the company or the other entity for which he or she acted at the company’s request as a director or officer or in a similar capacity; and

(2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to indemnity from the company if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything they ought to have done and fulfills the conditions set out in (1) and (2) above. A company may, with the approval of a court, also indemnify that person against all costs, charges and expenses reasonably incurred by them in connection with an action by or on behalf of the company or other entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or other entity, if he or she fulfills the conditions set out in (1) and (2) above.

The by-laws of Manulife Financial Corporation (“MFC”) provide that the board of directors of MFC shall make provisions, by resolution, for the indemnification of directors, officers, employees and such other persons as the directors shall decide on such terms and conditions as they establish. MFC’s administrative resolutions provide that MFC shall indemnify a director, officer or employee, a former director, officer or employee, or a person who acts or acted at MFC’s request as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise against any liability and costs arising out of any action or suit against them from the execution of their duties, subject to the limitations described in the administrative resolutions.

MFC’s administrative resolutions provide that MFC will have no obligation to indemnify any person for:

•	any acts committed with actual dishonest, fraudulent, criminal or malicious intent;

•	any act of gross negligence or willful neglect;

•	any claims relating to liabilities of other persons assumed by any person entitled to indemnification;

•	any claims relating to enterprises owned, operated, managed or controlled by any person entitled to indemnification;

•	any claims relating to pension plans sponsored by any person entitled to indemnification;

•	bodily injury, sickness or disease of any person;

•	injury to or destruction of any tangible property; and

•	any actions which were in breach of compliance with MFC policy.

MFC maintains a directors’ and officers’ liability insurance policy with a policy limit of U.S.$150,000,000. The policy is renewed annually. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries. The policy also provides protection to MFC for claims made against directors and officers for which MFC has granted directors and officers indemnity, as required or permitted under applicable statutory or by-law provisions.

John Hancock Life Insurance Company

Pursuant to Article 8 of the Amended and Restated By-Laws of John Hancock Life Insurance Company (“JHLICO”) and Section 62 of the Massachusetts Business Corporation Law, JHLICO indemnifies each person who is or was or has agreed to become a director or officer of JHLICO from liability incurred or imposed by reason of (i) any action alleged to have been taken or omitted in such capacity, (ii) activities with a non-profit organization, or pro bono or volunteer services, which services have been requested or endorsed by JHLICO or (iii) service at JHLICO’s request with respect to any employee benefit plan. Indemnification shall be made by JHLICO, unless a determination is made that the individual failed to act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of JHLICO, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, to the extent that a present or former director or officer of JHLICO has been successful on the merits or otherwise in any defense of any proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Notwithstanding the forgoing, JHLICO shall not be obligated to indemnify a director or officer in respect of a proceeding instituted by such director or officer, unless such proceeding was authorized by the Board of Directors. Expenses (including attorneys’ fees) incurred in defending any proceeding shall be paid by JHLICO in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

As stated above, MFC maintains a directors’ and officers’ liability insurance policy with a policy limit of U.S.$150,000,000. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries, including JHLICO.

ITEM 9.	EXHIBITS.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

*1	Selling Agent Agreement.

4(a)	Indenture, dated as of June 15, 2002, between John Hancock Life Insurance Company and JPMorgan Chase Bank, N.A., as Trustee, as amended by Supplemental Indenture dated January 16, 2003 (incorporated by reference to Exhibit 4(a) to John Hancock Life Insurance Company’s Registration Statement on Form F-3 filed on April 21, 2005 (File No. 333-124223)).

4(b)	Second Supplemental Indenture dated July 8, 2005 (incorporated by reference to Exhibit Exhibit 4.4 to John Hancock Life Insurance Company’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-31445)).

4(c)	Third Supplemental Indenture dated July 8, 2005 (incorporated by reference to Exhibit Exhibit 4.5 to John Hancock Life Insurance Company’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-31445)).

4(d)	Forms of SignatureNotes in global form (included as part of Exhibit 4(a) and incorporated herein by reference).

4(e)	Subordinated New Note Guarantee by Manulife Financial Corporation in favor of the holders of certain notes or other evidence of indebtedness issued by John Hancock Life Insurance Company and in favor of JPMorgan Chase Bank, N.A., as Trustee dated July 8, 2005 (incorporated by reference to Exhibit 4.1 to John Hancock Life Insurance Company’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-31445)).

**5(a)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the notes being registered.

**5(b)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the subordinated guarantee.

**5(c)	Opinion of Torys LLP regarding validity under Canadian law of the subordinated guarantee and enforceability of judgments.

Exhibit No.	Description

**8	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain U.S. income tax aspects of the notes and the subordinated guarantee.

*12	Manulife Financial Corporation, Calculation of Earnings to Fixed Charges Ratios.

**23(a)	Consent of independent auditors for Manulife Financial Corporation.

**23(b)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(a) and incorporated herein by reference).

**23(c)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(b) and incorporated herein by reference).

**23(d)	Consent of Torys LLP (included as part of its opinion filed as Exhibit 5(c) and incorporated herein by reference).

**23(e)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 8(a) and incorporated herein by reference).

**24	Powers of Attorney.

**25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

*99	Form of pricing supplement (included as part of Exhibit 1 and incorporated herein by reference).

*	To be filed by amendment.
**	Previously filed.

ITEM 10.	UNDERTAKINGS.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i)/(a)(1)(ii) of the section and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Manulife Financial Corporation hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (b) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8 of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430(B) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Manulife Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on November 26, 2008.

MANULIFE FINANCIAL CORPORATION

By:	/s/ Dominic D’Alessandro
Name:	Dominic D’Alessandro
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 26, 2008.

Signature	Title

/s/ Dominic D’Alessandro Dominic D’Alessandro	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Peter H. Rubenovitch Peter H. Rubenovitch	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Gail C.A. Cook-Bennett	Chairman

* John M. Cassaday	Director

* Lino J. Celeste	Director

* Thomas P. d’Aquino	Director

* Richard B. deWolfe	Director

* Robert E. Dineen, Jr.	Director

* Pierre Y. Ducros	Director

Signature	Title

* Robert J. Harding	Director

* Scott M. Hand	Director

* Luther S. Helms	Director

* Thomas E. Kierans	Director

* Lorna R. Marsden	Director

* Hugh W. Sloan, Jr.	Director

* Gordon G. Thiessen	Director

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of the person indicated.

By:  /s/ Peter H. Rubenovitch

        Peter H. Rubenovitch

        Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, John Hancock Life Insurance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 26, 2008.

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ LYNNE PATTERSON
Name:	Lynne Patterson
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 26, 2008.

Signature	Title

* John D. DesPrez III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LYNNE PATTERSON Lynne Patterson	Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer)

* Jeffery Whitehead	Vice President and Controller (Principal Accounting Officer)

* James R. Boyle	Director

* Jonathan Chiel	Director

* Scott Hartz	Director

* Hugh C. McHaffie	Director

* Warren A. Thomson	Director

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of the person indicated.

By:  /s/ LYNNE PATTERSON

        Lynne Patterson

        Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Manulife Financial Corporation in the United States, has signed this Registration Statement on November 26, 2008.

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ JONATHAN CHIEL
Name:	Jonathan Chiel
Title:	Executive Vice President and General
Counsel - John Hancock

EXHIBIT INDEX

Exhibit No.	Description

*1	Selling Agent Agreement.

4(a)	Indenture, dated as of June 15, 2002, between John Hancock Life Insurance Company and JPMorgan Chase Bank, N.A., as Trustee, as amended by Supplemental Indenture dated January 16, 2003 (incorporated by reference to Exhibit 4(a) to John Hancock Life Insurance Company’s Registration Statement on Form F-3 filed on April 21, 2005 (File No. 333-124223)).

4(b)	Second Supplemental Indenture dated July 8, 2005 (incorporated by reference to Exhibit Exhibit 4.4 to John Hancock Life Insurance Company’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-31445)).

4(c)	Third Supplemental Indenture dated July 8, 2005 (incorporated by reference to Exhibit Exhibit 4.5 to John Hancock Life Insurance Company’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-31445)).

4(d)	Forms of SignatureNotes in global form (included as part of Exhibit 4(a) and incorporated herein by reference).

4(e)	Subordinated New Note Guarantee by Manulife Financial Corporation in favor of the holders of certain notes or other evidence of indebtedness issued by John Hancock Life Insurance Company and in favor of JPMorgan Chase Bank, N.A., as Trustee dated July 8, 2005 (incorporated by reference to Exhibit 4.1 to John Hancock Life Insurance Company’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-31445)).

**5(a)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the notes being registered.

**5(b)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the subordinated guarantee.

**5(c)	Opinion of Torys LLP regarding validity under Canadian law of the subordinated guarantee and enforceability of judgments.

**8	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain U.S. income tax aspects of the notes and the subordinated guarantee.

*12	Manulife Financial Corporation, Calculation of Earnings to Fixed Charges Ratios.

**23(a)	Consent of independent auditors for Manulife Financial Corporation.

**23(b)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(a) and incorporated herein by reference).

**23(c)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(b) and incorporated herein by reference).

**23(d)	Consent of Torys LLP (included as part of its opinion filed as Exhibit 5(c) and incorporated herein by reference).

**23(e)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 8(a) and incorporated herein by reference).

**24	Powers of Attorney.

**25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

*99	Form of pricing supplement (included as part of Exhibit 1 and incorporated herein by reference).

*	To be filed by amendment.
**	Previously filed.